Wachovia SBA Lending, Inc. Series 1999-1 Servicer’s Certificate	Record Date: 07/31/2004 Determination Date: 08/11/2004 Distribution Date: 08/16/2004

		Original	Beginning				Total Class		Ending
	Certificate	Certificate	Certificate			Liquidated	Principal	Total	Certificate
Class	Rate	Balance	Balance	Interest	Principal	Losses	Distribution	Distribution	Balance
A	2.0500%	94,012,000.00	38,439,933.56	55,817.32	486,887.37	0.00	486,887.37	542,704.69	37,953,046.19
Factors per Thousand				0.59372548	5.17899172		5.17899172	5.77271721	403.70427382

M	2.5700%	2,888,000.00	1,179,009.53	2,146.26	14,973.10	0.00	14,973.10	17,119.36	1,164,036.43
Factors per Thousand				0.74316482	5.18459141		5.18459141	5.92775623	403.05970568

B	3.5500%	4,189,247.00	1,715,393.71	4,313.45	21,674.33	0.00	21,674.33	25,987.78	1,693,719.38
Factors per Thousand				1.02964805	5.17380092		5.17380092	6.20344897	404.30162748

Pool		101,089,247.00	41,334,336.80	62,277.03	523,534.80	0.00	523,534.80	585,811.83	40,810,802.00
Totals				0.61605989	5.17893659		5.17893659	5.79499647	403.71061425

Certificate Information

		Interest	Adjusted
		Distribution	Interest
	Accrued	Amount	Distribution	Remittance	Shortfall
Class	Interest	Adjustment	Amount	Rate	Amounts
A	65,668.20	(9,850.88)	55,817.32	2.0500%	0.00
M	2,525.10	(378.84)	2,146.26	2.5700%	0.00
B	5,074.80	(761.35)	4,313.45	3.5500%	0.00

HSBC Bank USA Issuer Services 10 East 40th Street, 14th Floor New York, NY 10016-0200	Susie Moy Phone: 212-525-1362 Fax: 212-525-1300

Wachovia SBA Lending, Inc. Series 1999-1 Servicer’s Certificate	Record Date: 07/31/2004 Determination Date: 08/11/2004 Distribution Date: 08/16/2004

Schedule of Remittance

Aggregate Amount Received	822,119.36
Amount Available in the Spread Account	1,745,925.57
Interest Earnings on Spread Account	800.32
Letter of Credit Available Amount	5,694,255.05
Monthly Advances	0.00
(Servicing Fee) *	(38,322.63)
(Premium Protection Fee)	(39,612.84)
(Unreimbursed Monthly Advances)	0.00

Available Funds	8,185,164.83

Bond Interest Distributed	62,277.03
Bond Principal Distributed	523,534.80
Escrow Fee	2,066.72
Specified Spread Account Requirement	1,682,852.15
Letter of Credit Available Amount	5,694,255.05
(Required for Spread Account)	0.00
Spread Excess Distributed to Spread Acct Depositor	220,179.08

8,185,164.83

Collateral Information

Aggregate Beginning Principal Balance of Loans		41,334,336.80
Aggregate Ending Principal Balance of Loans		40,810,802.00
Principal Prepayments (Number / Amount)	3	299,907.81
Curtailments		6,455.42
Excess and Monthly Payments		217,171.57
Recoveries on Previous Realized Losses		14,876.60
Interest Received		283,707.96
Amount of Monthly Advance		0.00
Compensating Interest		462.64
Liquidated Losses (Current / Cumulative)	0.00	2,996,765.93
Delinquent 24 mos or Uncollectible (Current / Cumulative)	0.00	8,423,396.24
Specified Spread Account Requirement		1,682,852.15
Transfer from Spread Account to Certificate Account		0.00
Amount on Deposit in Spread Account after all required transfers		1,903,031.23
LOC Available Amount as a percentage of Pool Principal Balance		13.95%
Excess Spread / Extra Interest	61,745.53	125,484.30
Weighted Average SBA Loan Interest Rate		6.1472%
Weighted Average Maturity		176.517
Servicer Withdrawals from Principal and Interest Account
Accrued Unpaid Servicing Fees		$0.00
Unreimbursed Monthly / Servicing Advances		$0.00
Investment Earnings on Permitted Instruments		$0.00
Funds deposited in the account in error		$0.00
Servicing Compensation (paid prior month)		$40,405.50

*	In the calculation of Servicing Fee, the Company computes the amount based upon the product of the total interest collected and the ratio of the Servicing Fee rate as specified in the Agreement over the prior month weighted average customer rate.

HSBC Bank USA Issuer Services 10 East 40th Street, 14th Floor New York, NY 10016-0200	Susie Moy Phone: 212-525-1362 Fax: 212-525-1300

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Wachovia SBA Lending, Inc. Series 1999-1 Servicer’s Certificate	Record Date: 07/31/2004 Determination Date: 08/11/2004 Distribution Date: 08/16/2004

Exhibit K

Outstanding Balance - Pool	40,810,802.00
# Accounts	315

Delinquent Information	# Loans	Pool Amount	Pool %
Delinquent 1-29 Days	147	19,900,945.67	48.764%
Delinquent 30-59 Days	7	486,840.96	1.193%
Delinquent 60-89 Days	0	0.00	0.000%
Delinquent 90-179	5	259,146.15	0.635%
Delinquent 180-719	0	0.00	0.000%
Delinquent 720 and Over	0	0.00	0.000%
Loans in Foreclosure	0	0.00	0.000%
REO Property	0	0.00	0.000%

Totals	159	20,646,932.78	50.592%

Outstanding Balance - Gross	118,706,185.82
# Accounts	315

Delinquent Information	# Loans	Gross Amount	Gross %
Delinquent 1-29 Days	147	57,272,895.56	48.248%
Delinquent 30-59 Days	7	1,958,817.52	1.650%
Delinquent 60-89 Days	0	0.00	0.000%
Delinquent 90-179	5	1,036,583.33	0.873%
Delinquent 180-719	0	0.00	0.000%
Delinquent 720 and Over	0	0.00	0.000%
Loans in Foreclosure	0	0.00	0.000%
REO Property	0	0.00	0.000%
Totals

	159	60,268,296.41	50.771%

HSBC Bank USA Issuer Services 10 East 40th Street, 14th Floor New York, NY 10016-0200	Susie Moy Phone: 212-525-1362 Fax: 212-525-1300

Wachovia SBA Lending, Inc. Series 1999-1 Servicer’s Certificate	Record Date: 07/31/2004 Determination Date: 08/11/2004 Distribution Date: 08/16/2004

Series 1999-1

The following additional information, presented in dollars, pursuant to Section 6.09 subclauses (ii), (iii), (iv), (v), (x) and (xii), is provided for each Class per $1,000 original dollar amount as of the Cut-off date.

Sub-Clause			Class A	Class M	Class B	Pool
(ii)			409	408	409	409
(iii)			0	0	0	3
(iv)			0	0	0	0
(v)			0	0	0	2
(x) (a&b)	(i	)	1	1	1	1
	(ii	)	0	0	0	0
	(iii	)	0	0	0	0
	total		1	1	1	1
(x) (c&d)	(i	)	5	5	5	5
	(ii	)	0	0	0	0
	(iii	)	0	0	0	0
	(iv	)	0	0	0	0
	(v	)	0	0	0	0
	(vi	)	0	0	0	0
	(vii	)	0	0	0	0
	total		5	5	5	5
(xii)			404	403	404	404

HSBC Bank USA Issuer Services 10 East 40th Street, 14th Floor New York, NY 10016-0200	Susie Moy Phone: 212-525-1362 Fax: 212-525-1300

Wachovia SBA Lending, Inc. Series 1999-1 Servicer’s Certificate	Record Date: 07/31/2004 Determination Date: 08/11/2004 Distribution Date: 08/16/2004

I, Stephanie Hartson, Assistant Vice President, represent that Wachovia SBA Lending, Inc., complied with section 6.09 of the Pooling and Servicing Agreement dated February 28, 1999 pertaining to Series 1999-1 in preparing the accompanying Servicer’s Certificate.

Wachovia SBA Lending, Inc.

By: /s/ Stephanie Hartson
Name: Stephanie Hartson
Title: Assistant Vice President

HSBC Bank USA Issuer Services 10 East 40th Street, 14th Floor New York, NY 10016-0200	Susie Moy Phone: 212-525-1362 Fax: 212-525-1300